                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                CSP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         0-10843
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                    CSP INC.
                         (A MASSACHUSETTS CORPORATION)

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                JANUARY 12, 1999

    Notice is hereby given that the Annual Meeting of Stockholders of CSP Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, Sixteenth Floor, One Post Office Square, Boston, Massachusetts 02109 on Tuesday, January 12, 1999, beginning at 10:00 a.m. local time, for the following purposes:

        1. To elect two Class III Directors, each for a three-year term.

        2. To transact such further business as may properly come before the Meeting, or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on November 20, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                        By Order of the Board of Directors

                                                      [LOGO]

                                        Gary W. Levine
                                        CLERK

December 8, 1998

                             YOUR VOTE IS IMPORTANT
                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                    CSP INC.
                         (A MASSACHUSETTS CORPORATION)

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 12, 1999

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSP Inc. ("CSPI" or the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on January 12, 1999 (the "Meeting") and at any adjournment thereof. A form of proxy is enclosed. Any stockholder executing such a proxy may revoke it at any time insofar as it has not been exercised. All properly executed proxies that are received by the Company before the Meeting and that are not revoked will be voted in accordance with the stockholder's direction at the Meeting. The principal executive offices of the Company are located at 40 Linnell Circle, Billerica, Massachusetts 01821. The approximate date on which this Proxy Statement and the form of proxy will be sent to stockholders is December 14, 1998.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended August 28, 1998 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof. All share and per share amounts in this Proxy Statement have been adjusted to reflect two 11-for-10 stock splits effected in calendar 1998.

                         ITEM 1.  ELECTION OF DIRECTORS

    The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. There are currently two Class III Directors, whose terms will expire at the Annual Meeting to be held on January 12, 1999; two Class I Directors, who were elected or appointed to serve until the annual meeting to be held with respect to the end of the 1999 fiscal year; and one Class II Director, who was elected to serve until the annual meeting to be held with respect to the end of the 2000 fiscal year.

    Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at five, and has nominated two Class III Directors for election at the Annual Meeting to be held January 12, 1999.

    Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class III Directors, to hold office until the annual meeting to be held with respect to the end of the 2001 fiscal year and until their respective successors are elected and qualified, the two Class III nominees identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for Director, such instructions will be followed by the persons named in the proxy.

    Under the by-laws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote is required to elect Directors. If a quorum is not present at the scheduled time for the Meeting, the persons named in the proxy will vote to adjourn the Meeting until a later date when a quorum can be obtained. Pursuant to the Company's by-laws, if it is necessary to adjourn the Meeting for that purpose, no notice of the time and place of the adjourned meeting is required to be given to stockholders.

    In general, votes withheld from any nominee for election as Director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

    Each of the nominees for Director is currently a member of the Board of Directors. Although the Company expects each nominee to accept nomination and to serve if elected, if a nominee is unable to serve at the time of election, then proxies will be voted for some other person or the Board of Directors may fix the number of Directors at a lesser number.

NOMINEES

    Listed below are the nominees for Class III Director with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each.

NAME, AGE AND CLASS                                                 BUSINESS AFFILIATIONS
------------------------------------------  ---------------------------------------------------------------------

Alexander R. Lupinetti (53)...............  Director of CSPI since 1996; Chairman of the Board of Directors since
Class III                                   January 1998; Chief Executive Officer and President of CSPI since
                                            October 1996; President and Chief Executive Officer of each of TCAM
                                            Systems Inc., Shared Systems Corporation and SoftCom Sytems, Inc.,
                                            subsidiaries of Stratus Computer Inc., from November 1987 to
                                            September 1996; Northeastern General Manager for the Engineering and
                                            Scientific Division of International Business Machines, Inc. from
                                            1984 to 1987.

C. Shelton James (59).....................  Director of CSPI since 1994; President of Fundamental Management
Class III                                   Corporation, which is engaged in the management of investment partnerships, since 1993, Executive Vice President from 1990 to 1993;
                                            Chief Executive Officer and Chairman of the Board of Elcotel, Inc.
                                            since May 1991; Director of NAI Technologies, Concurrent Computer
                                            Corporation, Cyberguard Corp. and S.K. Technologies; Trustee of
                                            Clarkson University.

DIRECTORS

    Listed below are the continuing Directors of the Company, with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each. Mr. Lyons is a Class II Director, whose term expires in 2001. Messrs. Smith and Williams are Class I Directors, whose terms expire in 2000.

NAME, AGE AND CLASS                                                       BUSINESS AFFILIATIONS
------------------------------------------------------  ---------------------------------------------------------

Sandford D. Smith (51)................................  Director of CSPI since 1993; President of Therapeutics
Class I                                                 International of Genzyme Corp., a biopharmaceutical
                                                        company, since February, 1997; President of Specialty
                                                        Therapeutics of Genzyme Corp., from April 1996 to
                                                        February, 1997; President and Chief Executive Officer of
                                                        Repligen Corporation from 1987 to 1996; Director of Ariad
                                                        Pharmaceuticals, Inc. and Chemex Pharmaceuticals, Inc.

Robert M. Williams (60)...............................  Director since July 1998; Vice President for Asia, Africa
Class I                                                 and the Near East of International Executive Corps, a
                                                        company that directs technology and business programs as
                                                        a contractor for the US Foreign Aid Program since1995;
                                                        consultant to RM Williams Associate Technology, from 1993
                                                        to 1995; Vice President of Worldwide development,
                                                        Industrial Sector Division for International Business
                                                        Machine Corp., and served in various positions from 1963
                                                        to 1993.

J. David Lyons (60)...................................  Director of CSPI since March 1997; President of Aubin
Class II                                                International, Inc., an executive search firm, from 1996
                                                        To present; Executive Vice President at National Data
                                                        Corp. from 1993 to 1996; Executive Vice President Sales
                                                        and Marketing, Syncordia from 1991 to 1993.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR
  LISTED IN THIS PROXY STATEMENT.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors met four times during the fiscal year ended August 28, 1998 ("fiscal 1998").

    The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or other committee performing similar functions. The Audit Committee consists of Messrs. James and Williams and is responsible for recommending the selection of the Company's independent accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent accountants, reviewing the independent accountant's recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the fees of the independent accountants. The Audit Committee met twice during fiscal 1998. The Compensation Committee consists of Messrs. Lyons, James and Smith and is responsible for determining the compensation of the executive officers and management of the Company and administering the Company's stock option plans and granting stock options to employees and other persons eligible thereunder. The Compensation Committee met twice during fiscal 1998.

COMPENSATION OF DIRECTORS

    Each Director who is not an employee of the Company receives a quarterly fee of $440 to serve as a Director, a quarterly fee of $138 for each committee of the Board of which he is a member and a fee of $550, plus expenses, for each meeting of the Board which he attends.

    In addition, each non-employee Director receives 200 shares of CSP Inc. Common Stock annually as additional compensation. These shares cannot be sold for one year from the date of issuance. Each non-employee Director also receives an annual non-discretionary grant of a non-statutory option to purchase 1,210 shares of Common Stock on the last business day of January in each year. The aggregate number of shares that may be issued to all non-employee Directors pursuant to this arrangement is 24,200. These non-discretionary options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are not exercisable until after six months following such date, have a term of three years and are fully vested after six months.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Company's Chief Executive Officer and the Company's most highly compensated officers other than the Chief Executive Officer who served as officers during fiscal 1998 and whose annual compensation exceeds $100,000 for fiscal 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                                     ANNUAL COMPENSATION    ------------------------
NAME AND PRINCIPAL POSITION                              FISCAL     ----------------------   OPTION      ALL OTHER
  (AT AUGUST 28, 1998)                                    YEAR        SALARY      BONUS      GRANTS    COMPENSATION
-----------------------------------------------------  -----------  ----------  ----------  ---------  -------------

Alexander R. Lupinetti...............................        1998   $  240,960  $  200,000     48,400    $   7,535(1)
Chairman, President and Chief                                1997   $  183,477  $   40,000     72,600    $   3,875(1)
  Executive Officer                                          1996       --          --         --           --

John Clary...........................................        1998   $  194,970  $   59,369     12,100       --
President of MODCOMP Inc.                                    1997       --          --         --           --
                                                             1996       --          --         --           --

Gary W. Levine.......................................        1998   $  118,486  $   60,000     --        $   4,659(2)
Vice President of Finance and Chief Financial Officer        1997   $   92,104  $   10,000      2,420    $   3,366(2)
                                                             1996   $  111,173      0          --        $   3,042(2)

Michael M. Stern.....................................        1998   $  124,166  $   36,288     --        $  46,513(3)
Vice President of Operations and Treasurer                   1997   $  120,702  $   10,863      1,210    $  40,535(4)
                                                             1996   $  120,020      0          --        $  36,065(5)

Bradley Stamp........................................        1998   $  135,217  $   10,080     --        $   3,944(6)
Vice President of Sales                                      1997   $   94,104      --          2,420    $   3,408(6)
                                                             1996   $   88,667      --         --        $   3,108(6)

------------------------

(1) These amounts represent contributions by the Company to Mr. Lupinetti's 401(k) plan.

(2) These amounts represent contributions by the Company to Mr. Levine's 401(k) plan.

(3) This amount is comprised of a $4,852 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of a $41,661 under the Company's supplemental retirement income plan.

(4) This amount is comprised of a $3,899 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of $36,636 under the Company's supplemental retirement income plan.

(5) This amount is comprised of a $3,908 contribution by the Company to Mr. Stern's 401(k) plan and the accrual of a $32,157 under the Company's supplemental retirement income plan.

(6) This amount represents a contribution by the Company to Mr. Stamp's 401(k) plan.

    OPTION GRANTS TABLE. The following table sets forth certain information regarding stock options granted during the fiscal year ended August 28, 1998 by the Company to the executive officers named in the Summary Compensation Table:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZED
                                                                  INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                                          ----------------------------------               ANNUAL RATES OF STOCK
                                                             % OF TOTAL                                    PRICE APPRECIATION FOR
                                                           OPTIONS GRANTED   EXERCISE PRICE                   OPTION TERMS(2)
                                                OPTION      EMPLOYEES IN        PER SHARE     EXPIRATION   ----------------------
                                                GRANTS       FISCAL YEAR       ($/SH) (1)        DATE          5%         10%
                                               ---------  -----------------  ---------------  -----------  ----------  ----------

Alexander Lupinetti..........................     48,400           93.6%        $    6.61       10/31/07   $  201,229  $  829,926

John Clary...................................     --             --                --             --           --          --

Gary W. Levine...............................     --             --                --             --           --          --

Michael M. Stern.............................     --             --                --             --           --          --

Bradley Stamp................................     --             --                --             --           --          --

None of the other officers received a stock option grant in fiscal 1998.

------------------------

(1) Stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amount shown will be received by the individual.

    Messrs. Lupinetti, Clary, Levine, Stern, and Stamp were also granted options to acquire 50,000, 5,000, 5,000, 1,000 and 2,000 shares, respectively, at a per share exercise price of $7.75, being the fair market value of a share of the Common Stock on October 7, 1998, the date of grant.

    FISCAL YEAR-END OPTION TABLE. The following Fiscal Year-End Option Table sets forth certain information regarding stock options held as of August 28, 1998 by the executive officers named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR- END OPTION VALUES

                                                                      VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                                     SHARES        OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END(1)
                                                    ACQUIRED       --------------------------  --------------------------
NAME                                               ON EXERCISE     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------  -----------------  -----------  -------------  -----------  -------------
Alexander R. Lupinetti........................              0          18,150        102,850    $  25,882    $   131,663
John Clary....................................              0           3,025          9,075    $   5,564    $    16,690
Gary W. Levine................................              0          13,310          2,420    $  27,104    $     5,701
Michael M. Stern..............................              0           7,684          1,512    $   7,157    $     3,282
Bradley Stamp.................................              0          10,862          3,327    $  13,552    $     5,901

------------------------

(1) Value is based on the last sales price of Common Stock ($7.73) on Friday, August 28, 1998, the last day prior to the end of fiscal 1998 for which a trade in the Common Stock was reported by the NASDAQ National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

401(K) PLAN

    The Company has a defined contribution profit-sharing plan pursuant to
Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. The Board of Directors of the Company determines from year to year whether and to what extent the Company will contribute to the 401(k) plan by making matching contributions to the plan or by making profit-sharing contributions to the plan, allocated in proportion to each eligible employee's compensation, as a percentage of the compensation of all eligible employees. During fiscal year 1998, the matching contribution by the Company was set at 50% of contributions by eligible employees up to a maximum of 6% of salary.

EMPLOYEE STOCK PURCHASE PLAN

    The Company has an employee stock purchase plan under Section 423 of the Internal Revenue Code pursuant to which participating employees may utilize payroll deductions to purchase shares of the Company's Common Stock at a discount from fair market value

SUPPLEMENTAL RETIREMENT INCOME PLAN

    In addition to the foregoing, the Company has a nonqualified supplemental retirement income plan pursuant to which the Company provides additional retirement benefits to 12 present or former employees, all of whom are or were highly compensated or supervisory employees long employed by the Company, including two of the Company's current executive officers. Under the plan, the Company will pay to each participant, generally over a 10 or 15 year period commencing upon termination of employment with the Company for any reason after a specified normal retirement date, a series of monthly payments based on, among other things, a factor based on such participant's salary as of January 1, 1985 and years of service with the Company (the "Normal Retirement Benefit"). In the event of termination of employment prior to the normal retirement date, the Company will pay, in a series of monthly payments, the actuarial equivalent of the Normal Retirement Benefit (based on the participant's age at the time of termination of employment) to a participant (i) whose employment with the Company is terminated after a specified early retirement date as defined in the plan, (ii) whose employment is otherwise terminated with the consent of the committee that administers the plan, or (iii) in the sole discretion of the committee, whose employment is terminated prior to the normal retirement date by reason of disability. Reduced benefits are paid to any participant whose employment with the Company is terminated for any reason other than retirement, disability or death. The annual benefits payable under the plan upon retirement at the normal retirement date of Mr. Stern is $57,155.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board is composed of three Directors, Messrs. Lyons, James and Smith. The Compensation Committee also administers the Company's stock option plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1998.

COMPENSATION POLICY

    The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

    Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed and provided to the Committee to review in establishing the new compensation. Each executive has a performance review prepared by the Chief Executive Officer. During this review the officer's performance over the prior year is assessed and goals are established for the next year. This information is communicated to the Compensation Committee and, based on this review and salary surveys, the annual salary for the executive is established for next year.

    Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objectives for the fiscal year. Based on the extent to which the Company achieves those objectives, each participant other than the Chief Executive Officer receives an executive bonus of up to 30% of their annual salary, and the Chief Executive Officer receives up to 50%, of his regular annual salary, if the Company meets the revenue and profit goals and they have met their individual objectives. If Company exceeds the sales and profit goals, the bonus percentage increases. If, in addition, the officer or employee achieves his individual goals established by the Company, the balance of the bonus will be paid. The Committee reviews both the individual and Company goals annually. In fiscal 1998 Messrs. Alexander Lupinetti, John Clary, Gary Levine, Bradley Stamp, and Michael Stern were paid a bonus by the Company. Messrs. Lupinetti, Clary, Levine, Stamp and Stern received bonuses of $200,000, $59,369, $60,000, $10,080 and $36,288, respectively, based on the sales and profits of Company and the attainment of individual objectives. Approximately 24.8% of the Company's compensation to executives in fiscal 1998 was in the form of bonuses.

    The Company from time to time grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Company has an employment agreement with Mr. Lupinetti dated September 12, 1996 (the "Employment Agreement"), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement,

Mr. Lupinetti's initial base salary was $200,000 per year with eligibility for bonus compensation of $40,000 based on the achievement of certain goals or an executive bonus of up to 50% of his salary based on the attainment of certain financial objectives. In addition, the Company granted Mr. Lupinetti options to aquire up to 72,600 shares of Common Stock at an exercise price of $6.30 per share, the fair market value of the Common Stock on the date of grant. Such options vest under normal circumstances at a rate of 25% a year commencing after one year of service. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. In the event Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined), Mr. Lupinetti is entitled to 12 months of severance pay at his then effective annual salary per month. Based on the achievements accomplished in fiscal 1997, the Compensation Committee approved increasing Mr. Lupinetti's base salary to $250,000 on October 31, 1997. Mr. Lupinetti was also granted 48,400 options to acquire Common Stock under the Company's 1991 Stock Option Plan at an exercise price per share of $6.61, the fair market value of the Common Stock on the date of the grant. Mr. Lupinetti participated in the Executive and Key Management Bonus Plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objective for the year. Based on the Company exceeding those objectives in fiscal 1998, Mr. Lupinetti received 44% of his annual compensation as a bonus. Mr. Lupinetti's salary will remain the same for fiscal 1999 and he will again be eligible for the bonus plan, which is based on achieving revenue and earnings per share objectives.

                                          COMPENSATION COMMITTEE
                                          J. DAVID LYONS
                                          C. SHELTON JAMES
                                          SANDFORD D. SMITH

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    J. David Lyons, C. Shelton James, and Sandford D. Smith served on the Compensation Committee during fiscal 1998. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

PERFORMANCE GRAPH

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the NASDAQ Stock Market Index) and a published industry index (the NASDAQ Computer Manufacturers' Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on August 31, 1993. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG CSP INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ COMPUTER MANUFACTURER INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                NASDAQ              NASDAQ COMPUTER

            CSP, INC.       STOCK MARKET (U.S.)            MANUFACTURER
8/27/93       $100.00                   $100.00                 $100.00
8/26/94        $95.95                   $104.10                 $104.22
8/25/95       $104.05                   $140.21                 $182.98
8/30/96        $81.08                   $158.07                 $217.63
8/29/97        $86.49                   $220.54                 $345.99
8/28/98       $101.08                   $209.80                 $421.85

* $100 invested on 8/27/93 in stock or on 8/31/93 in index--including reinvestment of dividends.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has an employment agreement with Alexander Lupinetti dated September 12, 1996 (the "Employment Agreement"), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement Mr. Lupinetti's initial base salary was $200,000 and has been increased to $250,0000 and an executive bonus based on the attainment of certain financial objectives. The Company granted Mr. Lupinetti options to acquire up to 72,600 shares of Common Stock under the Company's 1991 Incentive Stock Option Plan at an exercise price of $6.30 per share, the fair market value of the Common Stock on the date of grant. Such options vest under normal circumstances at a rate of 25% a year commencing after one year of service. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. Finally, in the event Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined) Mr. Lupinetti is entitled to 12 months of severance pay at his then effective per month salary.

    Mr. Clary has an agreement dated August 26, 1997 which provides that if his employment is terminated by the Company other than for cause (as defined) Mr.Clary is entitled to 12 months of severance pay at his then effective monthly salary.

    Manfred Appel, formerly the Chief Financial Officer of MODCOMP, Inc., left the Company during fiscal 1998. Pursuant to his employment contract, Mr. Appel was paid $161,150 in severance pay, which was equal to one year's pay at his then current rate of compensation.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    The Company's only issued and outstanding class of voting securities is its Common Stock. Holders of the Common Stock are entitled to one vote per share of such stock held by them of record at the close of business on November 20, 1998 upon each matter which may come before the Meeting. At the close of business on November 16, 1998, there were 3,267,840 shares of Common Stock issued and outstanding.

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of November 16, 1998 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

                                                                                         SHARES
                                                                                       BENEFICIALLY    PERCENT
NAME                                                                                    OWNED (1)   OF CLASS (2)
-------------------------------------------------------------------------------------  -----------  -------------
Heartland Value Fund.................................................................     603,427(3)        17.8%
  790 N. Milwaukee Street
  Milwaukee, WI 53202
Fundamental Management Corporation...................................................     310,420(4)         9.2%
  4000 Hollywood Blvd., Suite 610 N.
  Hollywood, FL 33021
Royce Advisory Corp..................................................................     222,888(5)         6.6%
  1414 Avenue of the Americas
  New York, NY 10019
Dimensional Fund Advisors Inc........................................................     279,873(6)         8.3%
  1299 Ocean Avenue
  Santa Monica, CA 90401
David L. Babson & Co., Inc...........................................................     283,140(7)         8.4%
  One Memorial Drive
  Cambridge, MA 02142
C. Shelton James (*).................................................................     314,250(8)         9.3%
  c/o Fundamental Management Corporation
  4000 Hollywood Blvd., Suite 610 N.
  Hollywood, FL 33021
Alexander R. Lupinetti. (*)..........................................................      36,300(9)         1.1%
J. David Lyons.......................................................................       1,410(10)          **
Sandford D. Smith....................................................................       3,830(11)          **
Robert M. Williams...................................................................           0            **
James A. Waggett.....................................................................      35,785(12)         1.1%
Michael M. Stern.....................................................................     126,040(13)         3.7%
Gary W. Levine.......................................................................      15,545(14)          **
John Clary...........................................................................       3,025(15)          **
Bradley Stamp........................................................................      10,683(15)          **
All Directors and executive officers as a group (11 persons).........................     547,048(16)        16.2%

------------------------

    * Nominee for Director.

    ** Owns less than one percent.

(1) Except as otherwise noted, all person and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2) Computed pursuant to Rule 13d-3 under the Exchange Act.

(3) Heartland Advisors, Inc. ("Heartland") has furnished the Company with a report on Schedule 13G dated January 23, 1998, in which it is stated that Heartland is a registered investment advisor, that Heartland has sole dispositive power with respect to 603,427 shares of the Company's Common Stock, and that Heartland has sole voting power with respect to 510,070 of such shares.

(4) Based on information by Mr. James on a report on Form 4 dated August 8, 1998, Fundamental Management Corporation ("FMC") solely controls the voting and investment of securities owned of record by several limited partnerships of which FMC is the sole managing general partner. C. Shelton James, a Director and nominee for Director of the Company, is President of Fundamental Management Corporation. See footnote 8.

(5) Royce and Associates Inc. ("Royce") and Charles M. Royce have furnished the Company with a joint report on Schedule 13G dated February 9, 1998, in which it is stated that Royce is a registered investment advisor and that Royce has sole voting and investment power with respect to 222,888 of these shares. The report also states that Mr. Charles M. Royce may be deemed to be a controlling person and as such may be deemed to own beneficially all of the shares covered by the report. Mr. Royce disclaims beneficial ownership of all such shares.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") have furnished the Company with a joint report on Schedule 13G dated February 12, 1998, in which Dimensional has advised the Company that it is a registered investment advisor and that Dimensional has sole dispositive power with respect to 279,873 shares of the Company's Common Stock and sole voting power with respect to 170,126 of those shares, and that persons who are officers of Dimensional are also officers of the Fund and the Trust (each an open-end investment company registered under The Investment Company Act of 1940) and in their capacities as officers of the Fund and the Trust, these persons exercise the voting power with respect to 37,752 and 71,995 shares of the Company's Common Stock, respectively.

(7) David L. Babson & Co., Inc. ("Babson") has furnished the Company with a report on Schedule 13G dated January 12,1998, in which Babson states that it is a registered investment advisor, that Babson has sole dispositive power with respect to 283,140 shares of the Company's Common Stock and that Babson has sole voting power with respect to those shares.

(8) Includes 310,420 shares directly owned by Fundamental Management Corporation, as described in footnote 6. Mr. James is President of Fundamental Management Corporation. Also includes 200 shares owned by Mr. James and 3,630 shares obtainable upon exercise of stock options.

(9) Includes 36,300 shares obtainable upon exercise of stock options.

(10) Includes 200 shares owned by Mr. Lyons and 1,210 shares obtainable upon exercise of stock options.

(11) Includes 200 shares owned by Mr. Smith and 3,620 shares obtainable upon exercise of stock options.

(12) Includes 9,680 shares owned by Mr. Waggett's wife and 4,477 shares obtainable upon exercise of stock options.

(13) Includes 8,470 shares owned by Mr. Stern's wife. Mr. Stern disclaims beneficial ownership of these shares. Also includes 7,684 shares obtainable upon exercise of stock options.

(14) Includes 13,310 shares obtainable upon exercise of stock options.

(15) These shares are obtainable upon exercise of stock options.

(16) Includes 84,128 shares obtainable upon exercise of stock options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 1998, and written representations that Form 5 was required and duly filed with the commission, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

                        INFORMATION CONCERNING AUDITORS

    The Board of Directors selected the firm KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's financial statements for the past fiscal year. The Company's Board of Directors has not yet selected the Company's independent public accountant for the current fiscal year. A representative of Peat Marwick is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                  SOLICITATION

    No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by Directors, officers and certain employees of the Company, or by American Stock Transfer & Trust Company, the Company's transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

          DATE WHEN STOCKHOLDER PROPOSALS ARE REQUIRED TO BE FURNISHED
                   TO THE COMPANY FOR THE NEXT ANNUAL MEETING

    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in January 2000, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was sent on or about December 14, 1998, so the date by which proposals were required to be received under Rule 14a-8 will be August 16, 1999.

    In addition, Section 5 of Article II of the Company's by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 90 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is October 13, 1999. Section 4 of Article III of the by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after October 13, 1999 will be untimely. The by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

                                 MISCELLANEOUS

    The Board does not intend to present at the Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Meeting. No stockholder proposals or stockholder nominee was submitted timely to the Company. If any other business should come before the Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

8888
      PROXY                            CSP INC.                          PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, January 12, 1999, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

  IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED ON THE REVERSE SIDE HEREOF BY THE STOCKHOLDER WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON SUCH MATTER IN ACCORDANCE WITH THE SPECIFICATION SO MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR.

                 (Continued and to be signed on the other side)

                           PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                           ANNUAL MEETING OF STOCKHOLDERS
                                      CSP INC.

                                 JANUARY 12, 1999





                                 | Please Detach and Mail in the  |
                                 v      Envelope Provided         v

   ---  Please mark your    ---                                            |
A | X | votes as in this   |                                               |
   ---  example.                                                            ---


                FOR ALL          WITHHOLD
                nominees         AUTHORITY
           except as marked       for all
          to the contrary below   nominees
Item 1.
  Election of     ---               ---      Nominees:  Alexander R. Lupinetti
  Directors:     |   |             |   |                C. Shelton James
  CLASS III       ---               ---

(INSTRUCTIONS: To withhold authority to
vote for any individual nominee(s), print the name(s) of such nominee(s) in the space provided below. To vote for or to withhold authority for all nominees, see above.)

------------------------------------------





                                                                          ---
                    Check here if you plan to attend the Annual Meeting. |   |
                                                                          ---


SIGNATURE(S)________________________________ DATE______________, 1998 ________________________________ DATE______________, 1998
                                                                              IF HELD JOINTLY